                                                                  Exhibit (b)(5)
RETURN ADDRESS:
     KEYBANK NATIONAL
     ASSOCIATION
     COMMERCIAL LOAN SERVICES
     P.O. BOX 5278
     BOISE, ID 83705-5278


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                                 DEED OF TRUST

Reference # (if applicable):_________________________   Additional on page ____
Grantor(s):
     1. LINDAL CEDAR HOMES, INC.

Grantee(s)/Assignee/Beneficiary:
     KEYBANK NATIONAL ASSOCIATION, Beneficiary
     FIRST AMERICAN TITLE COMPANY OF SKAGIT COUNTY, Trustee

Legal Description; That portion of the Northeast 1/4 of the Southwest
1/4 and the Northwest 1/4 of the Southeast 1/4 of Section 3,
Township 23 North, Range 4 East                         Additional on page 2

Assessor's Tax Parcel ID#: 302304 9213
                           -----------

THIS DEED OF TRUST IS DATED DECEMBER 11, 2000, AMONG LINDAL CEDAR HOMES, INC., A DELAWARE CORPORATION, WHOSE MAILING ADDRESS IS 4300 SOUTH 104TH PLACE, SEATTLE, WA 98124 (REFERRED TO BELOW AS "GRANTOR"); KEYBANK NATIONAL ASSOCIATION, WHOSE MAILING ADDRESS IS 500 108TH AVENUE NE, SUITE 320, BELLEVUE, WA 98004 (REFERRED TO BELOW SOMETIMES AS "LENDER" AND SOMETIMES AS "BENEFICIARY"); AND FIRST AMERICAN TITLE COMPANY OF SKAGIT COUNTY, WHOSE MAILING ADDRESS IS 1301-B RIVERSIDE DRIVE, MOUNT VERNON, WA 98273 (REFERRED TO BELOW AS "TRUSTEE").

12-11-2000
LOAN NO 9001                     DEED OF TRUST                            PAGE 2
                                  (CONTINUED)

================================================================================

CONVEYANCE AND GRANT. FOR VALUABLE CONSIDERATION, GRANTOR CONVEYS TO TRUSTEE IN TRUST WITH POWER OF SALE, RIGHT OF ENTRY AND POSSESSION AND FOR THE BENEFIT OF LENDER AS BENEFICIARY, all of Grantor's right, title, and interest in and to the following described real property, together with all existing or subsequently erected or affixed buildings, improvements and fixtures; all easements, rights of way, and appurtenances; all water, water rights and ditch rights (including stock in utilities with ditch or irrigation rights); and all other rights, royalties, and profits relating to the real property, including without limitation all minerals, oil, gas, geothermal and similar matters, LOCATED IN KING COUNTY, STATE OF WASHINGTON (THE "REAL PROPERTY"):

     SEE ATTACHMENT "A"

THE REAL PROPERTY OR ITS ADDRESS IS COMMONLY KNOWN AS 10411 EMPIRE WAY SOUTH, TUKWILA, WA 98178. The Real Property tax identification number is 302304 9213.

Grantor hereby assigns as security to Lender, all of Grantor's right, title, and interest in and to all leases, Rents, and profits of the Property. This assignment is recorded in accordance with RCW 65.08.070; the lien created by this assignment is intended to be specific, perfected and choate upon the recording of this Deed of Trust. Lender grants to Grantor a license to collect the Rents and profits, which license may be revoked at Lender's option and shall be automatically revoked upon acceleration of all or part of the Indebtedness.

DEFINITIONS. The following words shall have the following meanings when used in this Deed of Trust. Terms not otherwise defined in this Deed of Trust shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

     BENEFICIARY. The word "Beneficiary" means KEYBANK NATIONAL ASSOCIATION, its successors and assigns. KEYBANK NATIONAL ASSOCIATION also is referred to as "Lender" in this Deed of Trust.

     DEED OF TRUST. The words "Deed of Trust" means this Deed of Trust among Grantor, Lender, and Trustee, and includes without limitation all assignment and security interest provisions relating to the Personal Property and Rents.

     GRANTOR. The word "Grantor" means any and all persons and entities executing this Deed of Trust, including without limitation LINDAL CEDAR HOMES, INC.

     GUARANTOR. The word "Guarantor" means and includes without limitation any and all guarantors, sureties, and accommodation parties in connection with the Indebtedness.

     IMPROVEMENTS. The word "Improvements" means and includes without limitation all existing and future improvements, buildings, structures, mobile homes affixed on the Real Property, facilities, additions, replacements and other construction on the Real Property.

     INDEBTEDNESS. The word "Indebtedness" means all principal and interest payable under the Note and any amounts expended or advanced by Lender to discharge obligations of Grantor or expenses incurred by Trustee or Lender to enforce obligations of Grantor under this Deed of Trust, together with interest on such amounts as provided in this Deed of Trust. In addition to the Note, the word "Indebtedness" includes all obligations, debts and liabilities, plus interest thereon, of Grantor to Lender, or any one or more of them, as well as all claims by Lender against Grantor, or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, absolute or contingent, liquidated or unliquidated and whether Grantor may be liable individually or jointly with others, whether obligated as guarantor or otherwise, and whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations, and whether such Indebtedness may be or hereafter may become otherwise unenforceable. THE LIEN OF THIS DEED OF TRUST SHALL NOT EXCEED AT ANY ONE TIME $2,140,000.00.

     LENDER. The word "Lender" means KEYBANK NATIONAL ASSOCIATION, its successors and assigns.

     NOTE. THE WORD "NOTE" MEANS THE NOTE DATED DECEMBER 11, 2000, IN THE ORIGINAL PRINCIPAL AMOUNT OF $2,900,000.00 from Grantor to Lender, together with all renewals, extensions, modifications, refinancings, and substitutions for the Note. NOTE TO GRANTOR: THE NOTE CONTAINS A VARIABLE INTEREST RATE.

     PERSONAL PROPERTY. The words "Personal Property" mean all equipment, fixtures, and other articles of personal property now or hereafter owned by Grantor, and now or hereafter attached or affixed to the Real Property; together with all accessions, parts, and additions to, all replacements of, and all substitutions for, any of such property; and together with all issues and profits thereon and proceeds (including without limitation all insurance proceeds and refunds of premiums) from any sale or other disposition of the Property.

     PROPERTY. The word "Property" means collectively the Real Property and the Personal Property.

     REAL PROPERTY. The words "Real Property" mean the property, interests and rights described above in the "Conveyance and Grant" section.

     RELATED DOCUMENTS. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, and all other

12-11-2000                       DEED OF TRUST                            PAGE 3
LOAN NO 9001                      (CONTINUED)
================================================================================

     instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness; provided, that the environmental indemnity agreements are not "Related Documents" and are not secured by this Deed of Trust.

     RENTS. The word "Rents" means all present and future rents, revenues, income, issues, royalties, profits, and other benefits derived from the Property.

     TRUSTEE. The word "Trustee" means FIRST AMERICAN TITLE COMPANY OF SKAGIT COUNTY and any substitute or successor trustees.

THIS DEED OF TRUST, INCLUDING THE ASSIGNMENT OF RENTS AND THE SECURITY INTEREST IN THE RENTS AND PERSONAL PROPERTY, IS GIVEN TO SECURE (1) PAYMENT OF THE INDEBTEDNESS AND (2) PERFORMANCE OF ANY AND ALL OBLIGATIONS OF GRANTOR UNDER THE NOTE, THE RELATED DOCUMENTS, AND THIS DEED OF TRUST. THIS DEED OF TRUST IS GIVEN AND ACCEPTED ON THE FOLLOWING TERMS.

PAYMENT AND PERFORMANCE. Except as otherwise provided in this Deed of Trust, Grantor shall pay to Lender all amount secured by this Deed of Trust as they become due, and shall strictly and in a timely manner perform all of Grantor's obligations under the Note, this Deed of Trust, and the Related Documents.

POSSESSION AND MAINTENANCE OF THE PROPERTY. Grantor agrees that Grantor's possession and use of the Property shall be governed by the following provisions:

     POSSESSION AND USE. Until the occurrence of an Event of Default, Grantor may (a) remain in possession and control of the Property, (b) use, operate or manage the Property, and (c) collect any Rents from the Property (this privilege is a license from Lender to Grantor automatically revoked upon default). The following provisions relate to the use of the Property or to other limitations on the Property. The Real Property is not used principally for agricultural purposes.

     DUTY TO MAINTAIN. Grantor shall maintain the Property in tenantable condition and promptly perform all repairs, replacements, and maintenance necessary to preserve its value.

     NUISANCE, WASTE. Grantor shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Property or any portion of the Property. Without limiting the generality of the foregoing, Grantor will not remove, or grant to any other party the right to remove, any timber, minerals (including oil and gas), soil, gravel or rock products without the prior written consent of Lender.

     REMOVAL OF IMPROVEMENTS. Grantor shall not demolish or remove any Improvements from the Real Property without the prior written consent of Lender. As a condition to the removal of any Improvements, Lender may require Grantor to make arrangements satisfactory to Lender to replace such Improvements with Improvements of at least equal value.

     LENDER'S RIGHT TO ENTER. Lender and its agents and representations may enter upon the Real Property at all reasonable times to attend to Lender's interests and to inspect the Property for purposes of Grantor's compliance with the terms and conditions of this Deed of Trust.

     COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Grantor shall promptly comply, and shall promptly cause compliance by all agents, tenants or other persons or entities of every nature whatsoever who rent, lease or otherwise use or occupy the Property in any manner, with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property, including without limitation, the Americans With Disabilities Act. Grantor may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Grantor has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Property are not jeopardized. Lender may require Grantor to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.

     DUTY TO PROTECT. Grantor agrees neither to abandon nor leave unattended the Property. Grantor shall do all other acts, in addition to those acts set forth above in this section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

DUE ON SALE -- CONSENT BY LENDER. Lender may, at its option, (a) declare immediately due and payable all sums secured by this Deed of Trust or (b) increase the interest rate provided for in the Note or other document evidencing the Indebtedness and impose such other conditions as Lender deems appropriate, upon the sale or transfer, without the Lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real Property or any right, title or interest therein; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of Real Property interest. If any Grantor is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of Grantor. However, this option shall not be exercised by Lender if such exercise is prohibited by federal law or by Washington law.

12-11-2000                       DEED OF TRUST                            PAGE 4
LOAN NO 9001                      (CONTINUED)
================================================================================
TAX AND LIENS. The following provisions relating to the taxes and liens on the Property are part of this Deed of Trust.

     PAYMENT. Grantor shall pay when due (and in all events prior to delinquency) all taxes, special taxes, assessments, charges (including water and sewer), fines and impositions levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property. Grantor shall maintain the Property free of all liens having priority over or equal to the interest of Lender under this Deed of Trust, except for the lien of taxes and assessments not due and except as otherwise provided in this Deed of Trust.

     RIGHT TO CONTEST. Grantor may withhold payment of any tax, assessment, or claim in connection with a good faith dispute over the obligation to pay, so long as Lender's interest in the Property is not jeopardized. If a lien arises or is filled as a result of nonpayment, Grantor shall within fifteen
     (15) days after the lien arises or, if a lien is filled, within fifteen
     (15) days after Grantor has notice of the filing, secure the discharge of the lien, or if requested by Lender, deposit with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender in an amount sufficient to discharge the lien plus any costs and attorneys' fees or other charges that could accrue as a result of a foreclosure or sale under the lien. In any contest, Grantor shall defend itself and Lender and shall satisfy any adverse judgment before enforcement against the Property. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

     EVIDENCE OF PAYMENT. Grantor shall upon demand furnish to Lender satisfactory evidence of payment of the taxes or assessments and shall authorize the appropriate governmental official to deliver to Lender at any time a written statement of the taxes and assessments against the Property.

     NOTICE OF CONSTRUCTION. Grantor shall notify Lender at least fifteen (15) days before any work is commenced, any services are furnished, or any materials are supplied to the Property, if any mechanic's lien, materialmen's lien, or other lien could be asserted on account of the work, services, or materials and the cost exceeds $5,000.00. Grantor will upon request of Lender furnish to Lender advance assurances satisfactory to Lender that Grantor can and will pay the cost of such improvements.

PROPERTY DAMAGE INSURANCE. The following provisions relating to insuring the Property are a part of this Deed of Trust.

     MAINTENANCE OF INSURANCE. Grantor shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a replacement basis for the full insurable value covering all improvements on the Real Property in an amount sufficient to avoid application of any coinsurance clause, and with a standard mortgagee clause in favor of Lender. Grantor shall also procure and maintain comprehensive general liability insurance in such coverage amounts as Lender may request with trustee and Lender being named as additional insureds in such liability insurance policies. Additionally, Grantor shall maintain such other insurance, including but not limited to hazard, business interruption, and boiler insurance, as Lender may reasonably require. Policies shall be written in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days' prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. Should the Real Property at any time become located in an area designated by the Director of the Federal Emergency Management Agency as a special flood hazard area, Grantor agrees to obtain and maintain Federal Flood Insurance for the full unpaid principal balance of the loan and any prior liens on the property securing the loan, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the loan.

     APPLICATION OF PROCEEDS. Grantor shall promptly notify Lender of any loss or damage to the Property if the estimated cost of repair or replacement exceeds $500.00. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. Whether or not Lender's security is impaired, Lender may, at its election, receive and retain the proceeds of any insurance and apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Property, or the restoration and repair of the Property. If Lender elects to apply the proceeds to restoration and repair, Grantor shall repair or replace the damaged or destroyed improvements in a manner satisfactory to Lender. Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration if Grantor is not in default under this Deed of Trust. Any proceeds which have not been disbursed within 180 days after their receipt and which Lender has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Lender under this Deed of Trust, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness. If Lender holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid without interest to Grantor as Grantor's interests may appear.

     UNEXPIRED INSURANCE AT SALE. Any unexpired insurance shall inure to the benefit of, and pass to, the purchaser of the Property covered by this Deed of Trust at any trustee's sale or other sale held under the provisions of this Deed of Trust, or at any foreclosure sale of such Property.

     GRANTOR'S REPORT ON INSURANCE. Upon request of Lender, however not more than once a year, Grantor shall furnish to Lender a report on each existing policy of insurance showing: (a) the name of the insurer; (b) the risks insured;

12-11-2000                         DEED OF TRUST                       PAGE 5
LOAN NO 9001                        (CONTINUED)
=============================================================================

     (c) the amount of the policy; (d) the property insured, the then current replacement value of such property, and the manner of determining that value; and (e) the expiration date of the policy. Grantor shall, upon request of Lender, have an independent appraiser satisfactory to Lender determine the cash value replacement cost of the Property.

TAX AND INSURANCE RESERVES. Subject to any limitations set by applicable law, Lender may require Grantor to maintain with Lender reserves for payment of annual taxes, assessments, and insurance premiums, which reserves shall be created by advance payment or monthly payments of a sum estimated by Lender to be sufficient to produce amounts at least equal to the taxes, assessments, and insurance premiums to be paid. The reserve funds shall be held by Lender as a general deposit from Grantor, which Lender may satisfy by payment of the taxes, assessments, and insurance premiums required to be paid by Grantor as they become due. Lender shall have the right to draw upon the reserve funds to pay such items, and Lender shall not be required to determine the validity or accuracy of any item before paying it. Nothing in the Deed of Trust shall be construed as requiring Lender to advance other monies for such purposes, and Lender shall not incur any liability for anything it may do or omit to do with respect to the reserve account. Subject to any limitations set by applicable law, if the reserve funds disclose a shortage or deficiency, Grantor shall pay such shortage or deficiency as required by Lender. All amounts in the reserve account are hereby pledged to further secure the Indebtedness, and Lender is hereby authorized to withdraw and apply such amounts on the Indebtedness upon the occurrence of an Event of Default. Lender shall not be required to pay any interest or earnings on the reserve funds unless required by law or agreed to by Lender in writing. Lender does not hold the reserve funds in trust for Grantor, and Lender is not Grantor's agent for payment of the taxes and assessments required to be paid by Grantor.

EXPENDITURES BY LENDER. If Grantor fails to comply with any provision of this Deed of Trust, or if any action or proceeding is commenced that would materially affect Lender's interests in the Property, Lender on Grantor's behalf may, but shall not be required to, take any action that Lender deems appropriate. Any amount that Lender expends in so doing will bear interest at the rate provided for in the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses, at Lender's option, will
(a) be payable on demand, (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of the Note, or (c) be treated as a balloon payment which will be due and payable at the Note's maturity. This Deed of Trust also will secure payment of these amounts. The rights provided for in this paragraph shall be in addition to any other rights or any remedies to which Lender may be entitled on account of the default. Any such action by Lender shall not be construed as curing the default so as to bar Lender from any remedy that it otherwise would have had.

WARRANTY; DEFENSE OF TITLE. The following provisions relating to ownership of the Property are a part of this Deed of Trust.

     TITLE: Grantor warrants that: (a) Grantor holds good and marketable title of record to the Property in fee simple, free and clear of all liens and encumbrances other than those set forth in the Real Property description or in any title insurance policy, title report, or final title opinion issued in favor of, and accepted by, Lender in connection with this Deed of Trust, and (b) Grantor has the full right, power, and authority to execute and deliver this Deed of Trust to Lender.

     DEFENSE OF TITLE. Subject to the exception in the paragraph above, Grantor warrants and will forever defend the title to the Property against the lawful claims of all persons. In the event any action or proceeding is commenced that questions Grantor's title or the interest of Trustee or Lender under this Deed of Trust, Grantor shall defend the action at Grantor's expense. Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Lender's own choice, and Grantor will deliver, or cause to be delivered, to Lender such instruments as Lender may request from time to time to permit such participation.

     COMPLIANCE WITH LAWS. Grantor warrants that the Property and Grantor's use of the Property complies with all existing applicable laws, ordinances, and regulations of governmental authorities.

CONDEMNATION. The following provisions relating to condemnation proceedings are a part of this Deed of Trust.

     APPLICATION OF NET PROCEEDS. If all or any part of the Property is condemned by eminent domain proceedings or by any proceeding or purchase in lieu of condemnation, Lender may at its election require that all or any portion of the net proceeds of the award be applied to the Indebtedness or the repair or restoration of the Property. The net proceeds of the award shall mean the award after payment of all reasonable costs, expenses, and attorneys' fees incurred by Trustee or Lender in connection with the condemnation.

     PROCEEDINGS. If any proceeding in condemnation is filed, Grantor shall promptly notify Lender in writing, and Grantor shall promptly take such steps as may be necessary to defend the action and obtain the award. Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of its own choice all at Grantor's expense, and Grantor will deliver or cause to be delivered to Lender such instruments as may be requested by it from time to time to permit such participation.

IMPOSITION OF TAXES, FEES AND CHARGES BY GOVERNMENTAL AUTHORITIES. The following provisions relating to governmental taxes, fees and charges are a part of this Deed of Trust:

     CURRENT TAXES, FEES AND CHARGES. Upon request by Lender, Grantor shall execute such documents in addition to this Deed of Trust and take whatever other action is requested by Lender to perfect and continue Lender's lien on the

12-11-2000                       DEED OF TRUST                            PAGE 6
LOAN NO 9001                      (CONTINUED)
================================================================================

     REAL PROPERTY. Grantor shall reimburse Lender for all taxes, as described below, together with all expenses incurred in recording, perfecting or continuing this Deed of Trust, including without limitation all taxes, fees, documentary stamps, and other charges for recording or registering this Deed of Trust.

     TAXES. The following shall constitute taxes to which this section applies:
     (a) a specific tax upon this type of Deed of Trust or upon all or any part of the Indebtedness secured by this Deed of Trust; (b) a specific tax on Grantor which Grantor is authorized or required to deduct from payments on the Indebtedness secured by this type of Deed of Trust; (c) a tax on this type of Deed of Trust chargeable against the Lender or the holder of the Note; and (d) a specific tax on all or any portion of the Indebtedness or on payments of principal and interest made by Grantor.

     SUBSEQUENT TAXES. If any tax to which this section applies is enacted subsequent to the date of this Deed of Trust, this event shall have the same effect as an Event of Default (as defined below), and Lender may exercise any or all of its available remedies for an Event of Default as provided below unless Grantor either (a) pays the tax before it becomes delinquent, or (b) contests the tax as provided above in the Taxes and Liens section and deposits with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender.

SECURITY AGREEMENT; FINANCING STATEMENTS. The following provisions relating to this Deed of Trust as a security agreement are a part of this Deed of Trust.

     SECURITY AGREEMENT. This instrument shall constitute a security agreement to the extent any of the Property constitutes fixtures or other personal property, and Lender shall have all of the rights of a secured party under the Uniform Commercial Code as amended from time to time.

     SECURITY INTEREST. Upon request by Lender, Grantor shall execute financing statements and take whatever other action is requested by Lender to perfect and continue Lender's security interest in the Rents and Personal Property. In addition to recording this Deed of Trust in the real property records, Lender may, at any time and without further authorization from Grantor, file executed counterparts, copies or reproductions of this Deed of Trust as a financing statement. Grantor shall reimburse Lender for all expenses incurred in perfecting or continuing this security interest. Upon default, Grantor shall assemble the Personal Property in a manner and at a place reasonably convenient to Grantor and Lender and make it available to Lender within three (3) days after receipt of written demand from Lender.

     ADDRESSES. The mailing addresses of Grantor (debtor) and Lender (secured party), from which information concerning the security interest granted by this Deed of Trust may be obtained (each as required by the Uniform Commercial Code), are as stated on the first page of this Deed of Trust.

FURTHER ASSURANCE; ATTORNEY-IN-FACT. The following provisions relating to further assurances and attorney-in-fact are a part of this Deed of Trust.

     FURTHER ASSURANCES. At any time, and from time to time, upon request of Lender, Grantor will make, execute and deliver, or will cause to be made, executed or delivered, to Lender or to Lender's designee, and when requested by Lender, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Lender may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the sole opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve (a) the obligations of Grantor under the Note, this Deed of Trust, and the Related Documents, and
     (b) the liens and security interests created by this Deed or Trust as first and prior liens on the Property, whether now owned or hereafter acquired by Grantor. Unless prohibited by law or agreed to the contrary by Lender in writing, Grantor shall reimburse Lender for all costs and expenses incurred in connection with the matters referred to in this paragraph.

     ATTORNEY-IN-FACT. If Grantor fails to do any of the things referred to in the preceding paragraph, Lender may do so for and in the name of Grantor and at Grantor's expense. For such purposes, Grantor hereby irrevocably appoints Lender as Grantor's attorney-in-fact for the purpose of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Lender's sole opinion, to accomplish the matters referred to in the preceding paragraph.

FULL PERFORMANCE. If Grantor pays all the Indebtedness when due, and otherwise performs all the obligations imposed upon Grantor under this Deed of Trust, Lender shall execute and deliver to Trustee a request for full reconveyance and shall execute and deliver to Grantor suitable statements of termination of any financing statement on file evidencing Lender's security interest in the Rents and the Personal Property. Any reconveyance fee shall be paid by Grantor, if permitted by applicable law. The grantee in any reconveyance may be described as the "person or persons legally entitled thereto", and the recitals in the reconveyance of any matters or facts shall be conclusive proof of the truthfulness of any such matters or facts.

DEFAULT. Each of the following, at the option of Lender, shall constitute an event of default ("Event of Default") under this Deed of Trust:

     DEFAULT ON INDEBTEDNESS. Failure of Grantor to make any payment when due on the Indebtedness.

     DEFAULT ON OTHER PAYMENTS. Failure of Grantor within the time required by this Deed of Trust to make any payment for taxes or insurance, or any other payment necessary to prevent filing of or to effect discharge of any lien.

12-11-2000                       DEED OF TRUST                            PAGE 7
LOAN NO 9001                      (CONTINUED)
================================================================================

     DEFAULT IN FAVOR OF THIRD PARTIES. Should Borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Deed of Trust or any of the Related Documents.

     COMPLIANCE DEFAULT. Failure of Grantor to comply with any other term, obligation, covenant or condition contained in this Deed of Trust, the Note or in any of the Related Documents.

     FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by or on behalf of Grantor under this Deed of Trust, the Note or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished.

     DEFECTIVE COLLATERALIZATION. This Deed of Trust or any of the Related Documents ceases to be in full force and effect (including failure of any collateral documents to create a valid and perfected security interest or lien) at any time and for any reason.

     INSOLVENCY. The dissolution or termination of Grantor's existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

     FORECLOSURE, FORFEITURE, ETC. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or by any governmental agency against any of the Property. However, this subsection shall not apply in the event of a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the foreclosure or forfeiture proceeding, provided that Grantor gives Lender written notice of such claim and furnishes reserves or a surety bond for the claim satisfactory to Lender.

     BREACH OF OTHER AGREEMENT. Any breach by Grantor under the terms of any other agreement between Grantor and Lender that is not remedied within any grace period provided therein, including without limitation any agreement concerning any indebtedness or other obligation of Grantor to Lender, whether existing now or later.

     EVENTS AFFECTING GUARANTOR. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness. Lender, at its option, may, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure the Event of Default.

     ADVERSE CHANGE. A material adverse change occurs in Grantor's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

     INSECURITY. Lender in good faith deems itself insecure.

     RIGHT TO CURE. If such a failure is curable and if Grantor has not been given a notice of a breach of the same provision of this Deed of Trust within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Grantor, after Lender sends written notice demanding cure of such failure: (a) cures the failure with fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps sufficient to cure the failure and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence of any Event of Default and at any time thereafter, Trustee or Lender, at its option, may exercise any one or more of the following rights and remedies, in addition to any other rights or remedies provided by law:

     ACCELERATE INDEBTEDNESS. Lender shall have the right at its option to declare the entire Indebtedness immediately due and payable, including any prepayment penalty which Grantor would be required to pay.

     FORECLOSURE. With respect to all or any part of the Real Property, the Trustee shall have the right to exercise its power of sale and to foreclose by notice and sale, and Lender shall have the right to foreclose by judicial foreclosure, in either case in accordance with and to the full extent provided by applicable law.

     UCC REMEDIES. With respect to all or any part of the Personal Property, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

     COLLECT RENTS. Lender shall have the right, without notice to Grantor, to take possession of and manage the Property and collect the Rents, including amounts past due and unpaid, and apply the net proceeds, over and above Lender's cost, against the Indebtedness. In furtherance of this right, Lender may require any tenant or other user of the Property to make payments of rent or use fees directly to Lender. If the Rents are collected by Lender, then Grantor irrevocably designates Lender as Grantor's attorney-in-fact to endorse instruments received in payment thereof in the name of Grantor and to negotiate the same and collect the proceeds. Payments by tenants or other users to Lender in response to Lender's demand shall satisfy the obligations for which the payments are made, whether or not any proper grounds for the demand existed. Lender may exercise its rights under this subparagraph either in person, by agent, or through a receiver.

12-11-2000                       DEED OF TRUST                            PAGE 8
LOAN NO. 9001                     (CONTINUED)
================================================================================

     APPOINT RECEIVER. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Property, with the power to protect and preserve the Property, to operate the Property Preceding or pending foreclosure or sale, and to collect the Rents from the Property and apply the proceeds, over and above the cost of the receivership, against the indebtedness. The receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

     TENANCY AT SUFFERANCE. If Grantor remains in possession of the Property after the Property is sold as provided above or Lender otherwise becomes entitled to possession of the Property upon default of Grantor, Grantor shall become a tenant at sufferance of Lender or the purchaser of the Property and shall, at Lender's option, either (a) pay a reasonable rental for the use of the Property, or (b) vacate the Property immediately upon the demand of Lender.

     OTHER REMEDIES. Trustee or Lender shall have any other right or remedy provided in this Deed of Trust or the Note or by law.

     NOTICE OF SALE. Lender shall give Grantor reasonable notice of the time and place of any public sale of the Personal Property or of the time after which any private sale or other intended disposition of the Personal Property is to be made. Reasonable notice shall mean notice given at least ten (10) days before the time of the sale or disposition. Any sale of Personal Property may be made in conjunction with any sale of the Real Property.

     SALE OF THE PROPERTY. To the extent permitted by applicable law, Grantor hereby waives any and all rights to have the Property marshalled. In exercising its rights and remedies, the Trustee or Lender shall be free to sell all or any part of the Property together or separately, in one sale or by separate sales. Lender shall be entitled to bid at any public sale on all or any portion of the Property.

     WAIVER; ELECTION OF REMEDIES. A waiver by any part of a breach of a provision of this Deed of Trust shall not constitute a waiver of or prejudice the party's rights otherwise to demand strict compliance with that provision or any other provision. Election by Lender to pursue any remedy provided in this Deed of Trust, the Note, in any Related Document, or provided by law shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Deed of Trust after failure of Grantor to perform shall not affect Lender's right to declare a default and to exercise any of its remedies.

     ATTORNEYS' FEES; EXPENSES. If Lender institutes any suit or action to enforce any of the terms of this Deed or Trust, Lender shall be entitled to recover such sum as the court may adjudge reasonable as attorneys' fees at trial and on any appeal. Whether or not any court action is involved, all reasonable expenses incurred by Lender which in Lender's opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender's attorneys' fees whether or not there is a lawsuit, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors' reports, appraisal fees, title insurance, and fees for the Trustee, to the extent permitted by applicable law. Grantor also will pay any court costs, in addition to all other sums provided by law.

     RIGHTS OF TRUSTEE. Trustee shall have all of the rights and duties of Lender as set forth in this section.

POWERS AND OBLIGATIONS OF TRUSTEE. The following provisions relating to the powers and obligations of Trustee (pursuant to Lender's instructions) are part of this Deed of Trust.

     POWERS OF TRUSTEE. In addition to all powers of Trustee arising as a matter of law, Trustee shall have the power to take the following actions with respect to the Property upon the written request of Lender and
     Grantor: (a) join in preparing and filing a map or plat of the Real Property, including the dedication of streets or other rights to the public; (b) join in granting any easement or creating any restriction on the Real Property; and (c) join in any subordination or other agreement affecting this Deed of Trust or the interest of Lender under this Deed of Trust.

     OBLIGATIONS TO NOTIFY. Trustee shall not be obligated to notify any other party of a pending sale under any other trust deed or lien, or of any action or proceeding in which Grantor, Lender, or Trustee shall be a party, unless required by applicable law, or unless the action or proceeding in brought by Trustee.

     TRUSTEE. Trustee shall meet all qualifications required for Trustee under applicable law. In addition to the rights and remedies set forth above, with respect to all or any part of the Property, the Trustee shall have the right to foreclose by notice and sale, and Lender shall have the right to foreclose by judicial foreclosure, in either case in accordance with and to the full extent provided by applicable law.

     SUCCESSOR TRUSTEE. Lender, at Lender's option, may from time to time appoint a successor Trustee to any Trustee appointed hereunder by an instrument executed and acknowledged by Lender and record in the office of the recorder of KING County, Washington. The instrument shall contain, in addition to all other matters required by state law, the names of the original Lender, Trustee, and Grantor, the book and page or the Auditor's File Number where this Deed of Trust is recorded, and the name and address of the successor trustee, and the instrument shall be executed and acknowledged by Lender or its successors in interest. The successor trustee, without conveyance

12-11-2000                       DEED OF TRUST                            PAGE 9
LOAN NO 9001                      (CONTINUED)
================================================================================

     the Property, shall succeed to all the title, power, and duties conferred upon the Trustee in this Deed of Trust and by applicable law. This procedure for substitution of trustee shall govern to the exclusion of all other provisions for substitution.

NOTICES TO GRANTOR AND OTHER PARTIES. Subject to applicable law, and except for notice required or allowed by law to be given in another manner, any notice under this Deed of Trust shall be in writing, may be sent by telefacsimile (unless otherwise required by law), and shall be effective when actually delivered, or when deposited with a nationally recognized overnight courier, or, if mailed, shall be deemed effective when deposited in the United States mail first class, certified or registered mail, postage prepaid, directed to the addresses shown near the beginning of this Deed of Trust. Any party may change its address for notices under this Deed of Trust by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. All copies of notices of foreclosure from the holder of any lien which has priority over this Deed of Trust shall be sent to Lender's address, as shown near the beginning of this Deed of Trust. For notice purposes, Grantor agrees to keep Lender and Trustee informed at all times of Grantor's current address.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Deed of Trust.

     AMENDMENTS. This Deed of Trust, together with any Related Documents, constitutes the entire and final understanding and agreement of the parties as to the matters set forth in this Deed of Trust. No alteration of or amendment to this Deed of Trust shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

     ANNUAL REPORTS. If the Property is used for purposes other than Grantor's residence, Grantor shall furnish to Lender, upon request, a certified statement of net operating income received from the Property during Grantor's previous fiscal year in such form and detail as Lender shall require. "Net operating income" shall mean all cash receipts from the Property less all cash expenditures made in connection with the operation of the Property.

     APPLICABLE LAW. THIS DEED OF TRUST HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF WASHINGTON. THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON.

     CAPTION HEADINGS. Caption headings in this Deed of Trust are for convenience purposes only and are not to be used to interpret or define the provisions of this Deed of Trust.

     MERGER. There shall be no merger of the interest or estate created by this Deed of Trust with any other interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

     SEVERABILITY. If a court of competent jurisdiction finds any provision of this Deed of Trust to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Deed of Trust in all other respects shall remain valid and enforceable.

     SUCCESSORS AND ASSIGNS. Subject to the limitations stated in this Deed of Trust on transfer of Grantor's interest, this Deed of Trust shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Property becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Deed of Trust and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Deed of Trust or liability under the indebtedness.

     TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Deed of Trust.

     WAIVERS AND CONSENTS. Lender shall not be deemed to have waived any rights under this Deed of Trust (or under the Related Documents) unless such waiver is in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by any part of a provision of this Deed of Trust shall not constitute a waiver of or prejudice the party's right otherwise to demand strict compliance with that provision or any other provision. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or any of Grantor's obligations as to any future transactions. Whenever consent by Lender is required in this Deed of Trust, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required.

     WAIVER OF HOMESTEAD EXEMPTION. Grantor hereby releases and waives all rights and benefits of the homestead exemption laws of the State of Washington as to all Indebtedness secured by this Deed of Trust.

12-11-2000                       DEED OF TRUST                           PAGE 10
LOAN NO 9001                      (CONTINUED)
================================================================================
EACH GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS DEED OF TRUST, AND EACH GRANTOR AGREES TO ITS TERMS.

GRANTOR:

LINDAL CEDAR HOMES, INC.

BY:  /s/ ROBERT W. LINDAL
   --------------------------
   ROBERT W. LINDAL, CEO
--------------------------------------------------------------------------------
                            CORPORATE ACKNOWLEDGMENT

STATE OF WASHINGTON )
                    ) ss
COUNTY OF KING      )

On the 13th day of December, 2000, before me, the undersigned Notary Public, personally appeared ROBERT W. LINDAL, CEO of LINDAL CEDAR HOMES, INC., and personally known to me or proved to me on the basis of satisfactory evidence to be an authorized agent of the corporation that executed the Deed of Trust and acknowledged the Deed of Trust to be the free and voluntary act and deed of the corporation, by authority of the Bylaws or by resolution of its board of directors, for the uses and purposes therein mentioned, and on oath stated that he or she is authorized to execute the Deed of Trust and in fact executed the Deed of Trust on behalf of the corporation.

BY /s/ [Signature Illegible]         RESIDING AT Des Moines
  ----------------------------------            --------------------------------
NOTARY PUBLIC IN AND FOR THE STATE OF WA   MY COMMISSION EXPIRES 3/4/03
                                     -----                       ---------------
--------------------------------------------------------------------------------
                         REQUEST FOR FULL RECONVEYANCE

To:___________________________________, Trustee

The undersigned is the legal owner and holder of all indebtedness secured by the Deed of Trust. You are hereby requested, upon payment of all sums owing to you, to reconvey without warranty, to the persons entitled thereto, the right, title and interest now held by you under the Deed of Trust.

DATE:________________________   BENEFICIARY:____________________________________
                                         BY:____________________________________
                                        ITS:____________________________________
================================================================================

                                                                   Loan No. 9001

                             RIDER TO DEED OF TRUST

      THIS RIDER is attached to and modifies that certain Deed of Trust ("DEED OF TRUST") dated December 11, 2000, executed by LINDAL CEDAR HOMES, INC., a Washington corporation ("BORROWER") as grantor, for the benefit of KEYBANK NATIONAL ASSOCIATION, a national banking association ("LENDER") as beneficiary.

      1. DUE ON SALE -- CONSENT BY LENDER. Lender acknowledges that Borrower is as of the date of this Agreement in the process of effecting a tender offer pursuant to which Borrower will repurchase its shares from current stockholders in order to become a privately-held corporation, and that subsequent to completion of such tender offer, Borrower will merge with and into a Washington corporation, at which time Borrower shall be a privately-held Washington corporation doing business under the same corporate name it presently uses. Lender hereby consents to the foregoing tender offer and restructure. Borrower shall deliver to Lender such information and copies of agreements as Lender shall request in connection with such restructuring and shall execute any instruments or agreements that Lender may request in order to maintain and preserve all of Bank's rights and interests in the Collateral. Lender also agrees that this section shall not apply to nor prohibit any repurchase/redemption by Borrower of stock in Borrower held by members of the Lindal family and/or trusts created by such individuals, and shall not constitute an Event of Default under the Deed of Trust, provided in both cases that Lindal family members at all times remain the majority stockholders of the Company. Consent to this particular restructuring and to such repurchases/redemptions shall not be deemed to waive any rights and restrictions with regard to any subsequent or other restructurings, repurchases, redemptions or other transfers, all of which shall remain fully subject to the provisions of this section.

      2. NOTICE OF CONSTRUCTION. The first sentence of the section entitled "Notices of Construction" on page 4 of the Deed of Trust is modified as follows: the figure $5,000.00 is changed to $100,000.00.

      3. APPLICATION OF PROCEEDS. The first sentence of the section entitled "Application of Proceeds" on page 4 of the Deed of Trust is modified as follows: the figure $500.00 is changed to $50,000.00.

      4. NO OTHER MODIFICATIONS. Except as modified hereby, all other terms and conditions of the Deed of Trust shall remain in full force and effect.

                                    BORROWER:
                                    LINDAL CEDAR HOMES, INC., a Washington
                                    corporation


                                    By: /s/ ROBERT W. LINDAL
                                       ----------------------------------
                                       Robert W. Lindal, CEO